CNO Financial Group | 2017 Investor Day | June 5, 2017 1 4Q17 Financial and operating results for the period ended December 31, 2017 February 14, 2018 Unless otherwise specified, comparisons in this presentation are between 4Q16 and 4Q17. Exhibit 99.1

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 13, 2018, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today‟s date.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, other non- operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO‟s website, www.CNOinc.com.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 4

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 5 2017 Year in Review  Solid earnings results and continued financial strength – Operating EPS up 19% for the full year – Capital metrics remained strong throughout the year – Strong cash flow generation, returned $227 million to shareholders – Book value per diluted share of $21.431, including impacts from tax reform  Continued to grow and diversify the franchise – Majority of Growth Scorecard measures up year-over-year – Strategic growth initiatives advancing  Completed year-end actuarial assumption review – Aggregate margins remain strong 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 6 Segment Results  Bankers Life – Total collected premium down 2%, full year up 2% – Annuity account values increased 5% – Life and health NAP down 3% and 13%, respectively – Full year Life and health NAP decreased 15% and 9%, respectively – Total average producing agents down 7%, veteran agents1 essentially flat – BD/RIA client assets continued growth  Washington National – Total collected premium up 2%; supplemental health up 4% – Full year total collected premium up 2%; supplemental health up 4% – Life and health NAP up slightly, full year up 3% – Average producing agent count up 1% – Hurricane impacts in 2H17  Colonial Penn – Total collected premium up 3%, full year increased 4% – NAP up slightly, full year NAP down 10% 1 Veteran agents defined as agents with 3+ years of experience

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 7 $0.49 $0.51 $0.35 $0.47 Net Operating Income Per Share¹ Net Operating Income Per Share Excluding Significant Items¹ 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 4Q16 4Q17 4Q17 Financial Results Financial Highlights 4Q17 Earnings Highlights ($ millions, except per share data) Net Operating Income1 $84.9 $85.8 Net Operating Income Excl. Significant Items1 $60.8 $79.4 Weighted Average Shares Outstanding (in millions) 175.2 167.4 2  Net loss per diluted share of $0.42 - Net income per diluted share of $0.61, excluding impacts of tax reform  Net operating income per diluted share1 of $0.51 - Excluding significant items, net operating EPS1 of $0.47, up 34%  Operating ROE1 of 9.2%  Holding company cash and investments of $397 million  Estimated consolidated risk-based capital of 446%  Repurchased $27 million of common stock in the quarter and $167 million for the full year  Committed to deploying 100% of free cash flow 2 Equivalent common shares of 2.8 million were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 8 Segment Results ($ millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Adjusted EBIT Excluding Significant Items1 Segment Highlights 4Q16 1Q17 2Q17 3Q17 4Q17 $90.7 $91.4 $103.2 $106.9 $98.9 $29.9 $24.8 $23.6 $27.5 $24.7 $7.1 ($0.3) $8.0 $6.0 $5.9 Bankers Life Washington National Colonial Penn ($1.3) $0.4 $1.7 ($1.0) $0.6 ($17.5) ($8.9) ($13.2) ($14.9) ($3.3) LTC in run-off Corporate Total CNO $108.9 $107.4 $123.3 $124.5 $126.8  Bankers Life results reflect higher call/prepayment income and favorable LTC margins  Washington National results reflect lower investment income and higher expenses partially offset by stronger supplemental health margins  Colonial Penn results in-line with expectations. Expect 2018 Adjusted EBIT of $10-20 million  LTC in run-off in-line with expectations  Corporate results reflect higher investment income and lower expenses

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 9 2017 GAAP Loss Recognition Testing Results  Aggregate GAAP margins − Margins increased by approximately $165 million to $4.2 billion primarily driven by new business − Testing margins steady at 22% of net GAAP liabilities − No loss recognition charges − No changes to ultimate new money rate  Long-term care margins − Bankers Life LTC margin stable at 7% of net GAAP liabilities − Closed-block LTC margin improved to 4% of net GAAP liabilities

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 10 Impact of Tax Reform 4Q17 Impacts  GAAP charge of $172 million, components include – $224 million due to write-down of deferred tax assets – ($52) million valuation allowance release  $2.23 decrease to book value per diluted share (excluding AOCI)  Statutory capital decreased by $46 million, or 9 RBC percentage points, due to a reduction in admissible deferred taxes Estimated Future Impacts  GAAP effective tax rate in the 21-23% range  Cash tax rate of ~13%  Modest increase to cash flows of ~$10 million annually  Increase to operating EPS of 22%  ROE increase of ~225bps  Future updates to RBC formula would result in an estimated required capital increase of ~$80 million (~65 percentage point decrease to consolidated RBC ratio)

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 11 Priorities & Opportunities  Continue franchise growth and diversification through − Launching new products and services − Expanding to the „right‟ − Enhancing customer experience  Reducing long-term care exposure  Committed to effective capital deployment

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 12 Questions and Answers

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 13 Appendix

Growth Scorecard ($ millions)

		2016		2017					% Change	
		4Q	TY	1Q	2Q	3Q	4Q	TY	Q/Q	Y/Y
First Year Collected Premiums	Bankers Life	$342.1	$1,211.9	$311.1	$319.9	$288.2	$326.4	$1,245.6	-4.6%	2.8%
	Washington National	19.3	78.2	20.5	19.7	18.9	19.3	78.4	0.0%	0.3%
	Colonial Penn	13.2	54.8	13.7	12.7	12.1	11.6	50.1	-12.1%	-8.6%
	Total CNO	$374.6	$1,344.9	$345.3	$352.3	$319.2	$357.3	$1,374.1	-4.6%	2.2%
Collected Premiums	Bankers Life	$711.6	$2,666.4	$687.8	$680.6	$641.7	$696.3	$2,706.4	-2.2%	1.5%
	Washington National	165.2	659.3	173.1	167.5	164.2	168.6	673.4	2.1%	2.1%
	Colonial Penn	69.8	280.3	74.5	72.5	72.6	72.0	291.6	3.2%	4.0%
	LTC in run-off	4.7	4.7	4.6	4.4	3.9	4.0	16.9	-14.9%	N/A
	Total CNO	$951.3	$3,610.7	$940.0	$925.0	$882.4	$940.9	$3,688.3	-1.1%	2.1%
Policies Inforce[1] (thousands)	Bankers Life	1,686.9	1,686.9	1,673.5	1,671.7	1,665.6	1,672.0	1,672.0	-0.9%	-0.9%
	Washington National	961.7	961.7	964.6	964.5	963.1	964.1	964.1	0.2%	0.2%
	Colonial Penn	846.4	846.4	853.3	849.4	845.1	841.0	841.0	-0.6%	-0.6%
	LTC in run-off	10.2	10.2	10.1	9.8	9.5	9.3	9.3	-8.8%	-8.8%
	Total CNO	3,505.2	3,505.2	3,501.5	3495.4	3,483.3	3,486.4	3,486.4	-0.5%	-0.5%
New Annualized Premium[2]	Life Insurance	$33.5	$164.1	$41.5	$36.0	$34.3	$33.6	$145.4	0.3%	-11.4%
	Health Insurance	56.2	194.7	46.4	45.9	43.1	51.8	187.2	-7.8%	-3.9%
	Total Life & Health Insurance	$89.7	$358.7	$87.9	$81.9	$77.4	$85.4	$332.6	-4.8%	-7.3%
Annuity Account Values	Bankers Life	$7,788.5	$7,788.5	$7,869.7	$7,954.7	$8,047.2	$8,163.3	$8,163.3	4.8%	4.8%
	Washington National	413.7	413.7	404.5	393.4	385.7	378.2	378.2	-8.6%	-8.6%
	Total	$8,202.2	$8,202.2	$8,274.2	$8,348.1	$8,432.9	$8,541.5	$8,541.5	4.1%	4.1%
Annuity Collected Premiums	Bankers Life	$284.9	$970.0	$257.5	$264.3	$236.5	$272.3	$1,030.6	-4.4%	6.2%
Fee Revenue	Bankers Life	$10.7	$33.9	$10.1	$10.1	$10.8	$11.2	$42.2	4.7%	24.5%

1 Includes third party products sold. See page 20 for a reconciliation to total policies inforce.
2 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 14

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 15 $144 $146 $146 $147 $149 57.0% 60.6% 60.4% 59.0% 56.6% 4Q16 1Q17 2Q17 3Q17 4Q17 Earned Premium Reported Benefit Ratio ($ millions) 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Adjusted benefit ratio; long-term care IABR1 excluding impact of policyholder actions following rate increases and other one-time impacts Health Margins Washington National Supplemental Health IABR1 Bankers Life Long-term Care IABR1 Bankers Life Medicare Supplement Benefit Ratio $193 $196 $194 $195 $193 71.2% 70.0% 70.4% 72.0% 70.7% 4Q16 1Q17 2Q17 3Q17 4Q17 Earned Premium Reported Benefit Ratio $118 $116 $114 $113 $111 76.0% 72.5% 66.2% 72.9% 73.1% 78.4% 74.2% 74.4% 72.9% 73.1% 4Q16 1Q17 2Q17 3Q17 4Q17 Earned Premium Reported IABR Adjusted Benefit Ratio²  Benefit ratio of 70.7% in-line with expectations  Benefit ratio guidance of 71-74% for 2018  IABR1 of 56.6% reflects favorable incurred claims  IABR1 guidance of 58-61% for 2018  Adjusted IABR2 of 73.1%, reflects favorable incurred claims  IABR1 guidance of 75-80% for 2018

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 16 Investment Results ($ millions) Average Invested Assets and Cash $23,736 $23,864 $23,982 $24,286 $24,580 $315.6 $312.0 $322.4 $325.9 $325.1 4Q16 1Q17 2Q17 3Q17 4Q17 Net Investment Income 1 Earned Yield excludes assets held in our FHLB matchbook program.  Results benefited from high prepayment/call income and strong private credit performance  New money rate attributable to investments in real asset alternatives, long dated IG corporates, and selected esoteric ABS  Low impairment trend continues  Continue to liquidate recaptured assets; remaining balance of $20.1 million as of 12/31/17, down from $33.4 million as of 9/30/17 New Money Rate 5.02% 5.23% 4.64% 5.38% 5.16% Earned Yield1: 5.58% 5.42% 5.54% 5.51% 5.43% Pre- Pay/Call/Make- whole Income $5.3 $0.6 $9.8 $16.9 $11.7 Alternative Investment Income $6.7 $8.5 $6.1 $8.9 $10.2 Impairments $7.5 $8.4 $5.1 $4.7 $4.6 Quarter Highlights

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 17 Average Producing Agents1 1st Yr 2nd Yr 3rd Yr + Total 1st Yr 2nd Yr 3rd Yr + Total 12/31/2017 1,845 463 1,863 4,171 288 85 314 687 9/30/2017 1,887 483 1,873 4,243 287 89 310 686 6/30/2017 1,941 503 1,880 4,324 285 91 308 684 3/31/2017 1,994 533 1,877 4,404 280 92 308 680 12/31/2016 2,037 567 1,875 4,479 279 90 308 677 9/30/2016 2,081 584 1,875 4,540 283 89 309 681 6/30/2016 2,123 598 1,882 4,603 284 88 307 679 3/31/2016 2,194 604 1,888 4,686 287 90 300 677 12/31/2015 2,266 613 1,883 4,761 282 92 292 666 1 Producing agent counts are determined at the end of each month and only include agents who submitted at least one policy in the month. The average producing agent counts represent the average of the last 12 months producing agent counts. Washington NationalBankers Life

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 18 4Q17 Holding Company Liquidity ($ millions) 4Q17 2017 Cash and Investments Balance - Beginning $379.8 $263.6 Sources Dividends from Insurance Subsidiaries 70.9 357.7 Dividends from Non-insurance Subsidiaries - 5.8 Service and Investment Fees, Net 17.0 108.1 Surplus Debenture Interest 12.3 56.8 Interest/Earnings on Corporate Investments 3.9 16.6 Other 7.6 15.7 Total Sources 111.7 560.7 Uses Share Repurchases 1 26.0 166.1 Interest 21.2 43.9 Common Stock Dividends 15.1 59.6 Intercompany Payments2 - 41.4 Tax Payments 18.5 71.3 General Expenses & Other 20.8 62.4 Total Uses 101.6 444.7 Non-Cash Changes in Investment Balances 6.7 17.0 Cash and Investments Balance - December 31, 2017 $396.6 $396.6 1 Excludes $1.0 million of 4Q17 reported repurchases settled in 1Q18. 2 Settlement of intercompany balances related to previously disclosed 4Q16 IRS tax settlement.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 19 Loss Carryforwards Valuation Allowance Non- Life(1) $490 Tax Asset Summary ($ millions) Loss Carryforwards Details  Total estimated economic value of NOLs of $265 million @ 10% discount rate (~$1.56 on per share basis)  NOLs are expected to offset 100% of the taxable income of our non-life companies and 35% of the taxable income of our life insurance companies through 2023 1 Excludes $9 million related to state operating loss carryforwards. 2 Excludes $7 million related to state operating loss carryforwards. Non-Life(2) $77

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 20 Policies Inforce 4Q16 1Q17 2Q17 3Q17 4Q17 Policies inforce: Bankers Life 1,526,344 1,519,474 1,515,445 1,510,160 1,500,573 Washington National 961,689 964,642 964,519 963,141 964,138 Colonial Penn 846,372 853,307 849,353 845,135 840,979 Long-term care in run-off 10,260 10,068 9,769 9,473 9,265 Total policies inforce 3,344,665 3,347,491 3,339,086 3,327,909 3,314,955 Third party policies inforce sold by Bankers Life agents 160,548 154,005 156,308 155,430 171,421 Total policies inforce and third party policies inforce sold by Bankers Life agents 3,505,213 3,501,496 3,495,394 3,483,339 3,486,376 The following summarizes total policies inforce as of the end of the period indicated.

4Q16 Significant Items

The table below summarizes the financial impact of significant items on our 4Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2016			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 138.9	$ (48.2)	(1)	$ 90.7
Washington National	29.9	-		29.9
Colonial Penn	4.6	2.5	(2)	7.1
Long-term care in run-off	(3.9)	2.6	(3)	(1.3)
Adjusted EBIT from business segments	169.5	(43.1)		126.4
Corporate Operations, excluding corporate interest expense	(23.0)	5.5	(4)	(17.5)
Adjusted EBIT	146.5	(37.6)		108.9
Corporate interest expense	(11.5)	-		(11.5)
Operating earnings before tax	135.0	(37.6)		97.4
Tax expense on operating income	50.1	(13.5)		36.6
Net operating income *	$ 84.9	$ (24.1)		$ 60.8
Net operating income per diluted share*	$ 0.49	$ (0.14)		$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) $45.8 million of favorable impacts for adjustments arising from our comprehensive annual actuarial review of assumptions, and (ii) the $2.4 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment were reduced $2.5 million related to the impact of loss recognition on a closed block of payout annuities.

(3) Pre-tax earnings in Long-term care in run-off segment were reduced by $2.6 million related to the impact of loss recognition on this closed block of long-term care business.

(4) Pre-tax earnings in the Corporate segment included a $5.5 million increase to legal reserves related to legacy business of our predecessor.

* A non-GAAP measure. See pages 26 and 28 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 21

1Q17 Significant Items

The table below summarizes the financial impact of significant items on our 1Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 89.7	$ 1.7 (1)	$ 91.4
Washington National	23.5	1.3 (2)	24.8
Colonial Penn	(0.3)	-	(0.3)
Long-term care in run-off	0.4	-	0.4
Adjusted EBIT from business segments	113.3	3.0	116.3
Corporate Operations, excluding corporate interest expense	(8.9)	-	(8.9)
Adjusted EBIT	104.4	3.0	107.4
Corporate interest expense	(11.5)	-	(11.5)
Operating earnings before tax	92.9	3.0	95.9
Tax expense on operating income	33.1	1.1	34.2
Net operating income *	$ 59.8	$ 1.9	$ 61.7
Net operating income per diluted share*	$ 0.34	$ 0.01	$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) a $3.5 million expense increase for estimated future state guaranty association assessments, net of premium tax offsets, related to the liquidation of Penn Treaty Network America Insurance Company ("Penn Treaty"); partially offset by (ii) the $1.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policy holder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included a $1.3 million expense increase related to the aforementioned estimated future state guaranty association assessments, net of premium tax offsets, related to Penn Treaty.

* A non-GAAP measure. See pages 26 and 28 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018

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2Q17 Significant Items

The table below summarizes the financial impact of significant items on our 2Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 112.6	$ (9.4) (1)	$ 103.2
Washington National	23.6	-	23.6
Colonial Penn	8.0	-	8.0
Long-term care in run-off	1.7	-	1.7
Adjusted EBIT from business segments	145.9	(9.4)	136.5
Corporate Operations, excluding corporate interest expense	(13.2)	-	(13.2)
Adjusted EBIT	132.7	(9.4)	123.3
Corporate interest expense	(11.6)	-	(11.6)
Operating earnings before tax	121.1	(9.4)	111.7
Tax expense on operating income	42.5	(3.3)	39.2
Net operating income *	$ 78.6	$ (6.1)	$ 72.5
Net operating income per diluted share*	$ 0.45	$ 0.03	$ 0.42

(1) Pre-tax earnings in the Bankers Life segment included: (i) favorable persistency (including the results of extensive procedures performed to identify policies that had terminated prior to June 30, 2017 due to death); and (ii) policy holder actions following long-term care rate increases. These items resulted in a release of reserves, primarily related to the long-term care business in the Bankers Life segment, which totaled $9.4 million.

* A non-GAAP measure. See pages 26 and 28 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018

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3Q17 Significant Items

The table below summarizes the financial impact of significant items on our 3Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 106.9	$ -	$ 106.9
Washington National	27.5	-	27.5
Colonial Penn	9.0	(3.0) (1)	6.0
Long-term care in run-off	(1.0)	-	(1.0)
Adjusted EBIT from business segments	142.4	(3.0)	139.4
Corporate Operations, excluding corporate interest expense	(14.9)	-	(14.9)
Adjusted EBIT	127.5	(3.0)	124.5
Corporate interest expense	(11.7)	-	(11.7)
Operating earnings before tax	115.8	(3.0)	112.8
Tax expense on operating income	39.1	(1.0)	38.1
Net operating income *	$ 76.7	$ (2.0)	$ 74.7
Net operating income per diluted share*	$ 0.45	$ (0.01)	$ 0.44

(1) Pre-tax earnings in the Colonial Penn segment reflects a $3.0 million out-of-period adjustment and refinement to liabilities for insurance products identified in conjunction with periodic updating of assumptions.

* A non-GAAP measure. See pages 26 and 28 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018

24

4Q17 Significant Items

The table below summarizes the financial impact of significant items on our 4Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 109.7	$ (10.8) (1)	$ 98.9
Washington National	23.7	1.0 (1)	24.7
Colonial Penn	5.9	-	5.9
Long-term care in run-off	0.6	-	0.6
Adjusted EBIT from business segments	139.9	(9.8)	130.1
Corporate Operations, excluding corporate interest expense	(3.3)	-	(3.3)
Adjusted EBIT	136.6	(9.8)	126.8
Corporate interest expense	(11.7)	-	(11.7)
Operating earnings before tax	124.9	(9.8)	115.1
Tax expense on operating income	39.1	(3.4)	35.7
Net operating income *	$ 85.8	$ (6.4)	$ 79.4
Net operating income per diluted share*	$ 0.51	$ (0.04)	$ 0.47

(1) Pre-tax earnings in the Bankers Life and Washington National segments reflect $10.8 million of favorable impacts and $1.0 million of unfavorable impacts, respectively, from our comprehensive annual actuarial review of assumptions.

* A non-GAAP measure. See pages 26 and 28 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018

25

Quarterly Earnings

($ millions)

	4Q16	1Q17	2Q17	3Q17	4Q17
Bankers Life	$ 138.9	$ 89.7	$ 112.6	$ 106.9	$ 109.7
Washington National	29.9	23.5	23.6	27.5	23.7
Colonial Penn	4.6	(0.3)	8.0	9.0	5.9
Long-term care in run-off	(3.9)	0.4	1.7	(1.0)	0.6
Adjusted EBIT from business segments	169.5	113.3	145.9	142.4	139.9
Corporate operations, excluding interest expense	(23.0)	(8.9)	(13.2)	(14.9)	(3.3)
Adjusted EBIT*	146.5	104.4	132.7	127.5	136.6
Corporate interest expense	(11.5)	(11.5)	(11.6)	(11.7)	(11.7)
Operating earnings before taxes	135.0	92.9	121.1	115.8	124.9
Tax expense on period income	50.1	33.1	42.5	39.1	39.1
Net operating income	84.9	59.8	78.6	76.7	85.8
Net realized investment gains (losses), net of related amortization	(14.8)	7.9	14.9	28.5	(2.0)
Fair value changes in embedded derivative liabilities, net of related amortization	46.2	(4.4)	(5.9)	2.3	5.5
Fair value changes and amendment related to the agent deferred compensation plan	15.1	-	-	(13.4)	1.2
Other	(0.8)	0.3	(1.6)	(3.3)	(4.2)
Non-operating income before taxes	45.7	3.8	7.4	14.1	0.5
Income tax expense (benefit):					
On non-operating income (loss)	16.0	1.3	2.6	5.0	0.1
Valuation allowance for deferred tax assets and other tax items	(119.6)	-	-	(15.0)	157.1
Net non-operating income (loss)	149.3	2.5	4.8	24.1	(156.7)
Net income (loss)	$ 234.2	$ 62.3	$ 83.4	$ 100.8	$ (70.9)

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes and amendment related to the agent deferred compensation plan; (4) charges in the valuation allowance for deferred tax assets and other tax items; and (5) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 26

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 27 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company‟s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO‟s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company‟s underlying fundamentals. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	4Q16	1Q17	2Q17	3Q17	4Q17
Net income(loss) applicable to common stock	$ 234.2	$ 62.3	$ 83.4	$ 100.8	$ (70.9)
Non-operating items:					
Net realized investment (gains) losses, net of related amortization	14.8	(7.9)	(14.9)	(28.5)	2.0
Fair value changes in embedded derivative liabilities, net of related amortization	(46.2)	4.4	5.9	(2.3)	(5.5)
Fair value changes and amendment related to the agent deferred compensation plan	(15.1)	-	-	13.4	(1.2)
Other	0.8	(0.3)	1.6	3.3	4.2
Non-operating (income) loss before taxes	(45.7)	(3.8)	(7.4)	(14.1)	(0.5)
Income tax (expense) benefit:					
On non-operating (income) loss	(16.0)	(1.3)	(2.6)	(5.0)	(0.1)
Valuation allowance for deferred tax assets and other tax items	119.6	-	-	15.0	(157.1)
Net non-operating (income) loss	(149.3)	(2.5)	(4.8)	(24.1)	156.7
Net operating income (a non-GAAP financial measure)	$ 84.9	$ 59.8	$ 78.6	$ 76.7	$ 85.8
Per diluted share:					
Net income(loss)	$ 1.34	$ 0.36	$ 0.48	$ 0.59	$ (0.42)
Net realized investment (gains) losses (net of related amortization and taxes)	0.06	(0.03)	(0.06)	(0.11)	0.01
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.17)	0.01	0.02	(0.01)	(0.02)
Fair value changes and amendment related to the agent deferred compensation plan (net of taxes)	(0.06)	-	-	0.05	(0.01)
Valuation allowance for deferred tax assets and other tax items	(0.68)	-	-	(0.09)	0.94
Other	-	-	0.01	0.02	0.01
Net operating income (a non-GAAP financial measure)	$ 0.49	$ 0.34	$ 0.45	$ 0.45	$ 0.51

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 28

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 29 4Q16 1Q17 2Q17 3Q17 4Q17 (a) Operating income 84.9$ 59.8$ 78.6$ 76.7$ 85.8$ Weighted average shares outstanding for basic earnings per share 173,634 173,431 170,556 168,684 167,428 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,539 1,634 1,796 2,298 - Weighted average shares outstanding for diluted earnings per share 175,173 175,065 172,352 170,982 167,428 Net operating income per diluted share 0.49$ 0.34$ 0.45$ 0.45$ 0.51$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures (a) Equivalent common shares of 2,750 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17.

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. In addition, the value of capital used to calculate this non-GAAP measure at December 31, 2017 is reduced by the $205.4 million impact recorded in retained earnings in the fourth quarter of 2017 from the remeasurement of deferred tax liabilities originally recorded in accumulated other comprehensive income. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q16	1Q17	2Q17	3Q17	4Q17
Total shareholders' equity	$ 4,486.9	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5
Shares outstanding for the period	173,753,614	172,103,802	169,018,890	167,762,323	166,857,931
Book value per share	$ 25.82	$ 26.77	$ 28.28	$ 29.10	$ 29.05
Total shareholders' equity	$ 4,486.9	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5
Less accumulated other comprehensive income	(622.4)	(729.6)	(894.5)	(933.6)	(1,212.1) (a)
Adjusted shareholders' equity excluding AOCI	$ 3,864.5	$ 3,877.2	$ 3,884.8	$ 3,948.1	$ 3,635.4
Shares outstanding for the period	173,753,614	172,103,802	169,018,890	167,762,323	166,857,931
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,721,878	1,714,212	1,840,391	2,474,837	2,796,385
Diluted shares outstanding	175,475,492	173,818,014	170,859,281	170,237,160	169,654,316
Book value per diluted share (a non-GAAP financial measure)	$ 22.02	$ 22.31	$ 22.74	$ 23.19	$ 21.43

(a) Accumulated other comprehensive income at December 31, 2017, is increased by $205.4 million to remove the stranded tax effects related to tax reform.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases and other one-time impacts eliminates the release of reserves due to the impact of policyholder actions following rate increases and other one-time impacts.

(Dollars in millions)

	4Q16	1Q17	2Q17	3Q17	4Q17
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 117.8	$ 115.6	$ 113.7	$ 112.7	$ 111.1
Benefit ratio before imputed interest income on reserves	134.7%	132.6%	126.9%	134.2%	135.3%
Interest-adjusted benefit ratio	76.0%	72.5%	66.2%	72.9%	73.1%
Interest-adjusted benefit ratio, excluding the impact of reserve releases due to rate increases and other one-time impacts	78.4%	74.2%	74.4%	72.9%	73.1%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 28.3	$ 31.8	$ 38.4	$ 30.5	$ 29.9
Adjusted underwriting margin (excluding the impact of reserve releases due to rate increases and other one-time impacts)	25.6	29.8	29.0	30.5	29.9
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 144.0	$ 145.6	$ 146.3	$ 147.2	$ 149.4
Benefit ratio before imputed interest income on reserves	81.0%	84.6%	84.5%	83.2%	80.7%
Interest-adjusted benefit ratio	57.0%	60.6%	60.4%	59.0%	56.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 62.0	$ 57.3	$ 57.9	$ 60.4	$ 64.8

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CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 32 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company‟s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, the value of capital used to calculate this non-GAAP measure at December 31, 2017 is reduced by the $205.4 million impact recorded in retained earnings in the fourth quarter of 2017 from the remeasurement of deferred tax liabilities originally recorded in accumulated other comprehensive income. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 33 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 4Q16 1Q17 2Q17 3Q17 4Q17 Operating income 262.5$ 272.7$ 287.6$ 300.0$ 300.9$ Operating income, excluding significant items 229.1$ 244.2$ 255.9$ 269.7$ 288.3$ Net Income 358.2$ 375.0$ 398.5$ 480.7$ 175.6$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,026.5$ 3,083.9$ 3,148.2$ 3,220.5$ 3,263.2$ Average common shareholders' equity 4,372.3$ 4,463.4$ 4,551.3$ 4,640.2$ 4,733.8$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 8.7% 8.8% 9.1% 9.3% 9.2% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 7.6% 7.9% 8.1% 8.4% 8.8% Return on equity 8.2% 8.4% 8.8% 10.4% 3.7% Trailing Twelve Months Ended (Continued on next page)

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 34 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Net Operating Income, income, excluding Net excluding significant income - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 1Q16 49.6$ (3.0)$ 46.6$ 248.8$ 45.5$ 263.4$ 2Q16 63.7 (2.9) 60.8 243.0 59.9 276.5 3Q16 64.3 (3.4) 60.9 239.6 18.6 261.3 4Q16 84.9 (24.1) 60.8 229.1 234.2 358.2 1Q17 59.8 1.9 61.7 244.2 62.3 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 (a) - The significant items have been discussed in prior press releases. (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve Months Ended				
	4Q16	1Q17	2Q17	3Q17	4Q17
Pretax operating earnings (a non-GAAP financial measure)	$ 410.3	$ 425.6	$ 447.3	$ 464.8	$ 454.7
Income tax expense	(147.8)	(152.9)	(159.7)	(164.8)	(153.8)
Operating return	262.5	272.7	287.6	300.0	300.9
Non-operating items:					
Net realized investment gains (losses), net of related amortization	7.6	16.5	19.4	36.5	49.3
Fair value changes in embedded derivative liabilities, net of related amortization	9.6	34.7	45.3	38.2	(2.5)
Fair value changes and amendment related to the agent deferred compensation plan	3.1	9.1	21.4	1.7	(12.2)
Loss on reinsurance transaction	(75.4)	(75.4)	(75.4)	-	-
Other	(2.0)	(1.1)	(2.8)	(5.4)	(8.8)
Non-operating income (loss) before taxes	(57.1)	(16.2)	7.9	71.0	25.8
Income tax expense (benefit):					
On non-operating income (loss)	(20.0)	(5.7)	2.8	24.9	9.0
Valuation allowance for deferred tax assets and other tax items	(132.8)	(112.8)	(105.8)	(134.6)	142.1
Net non-operating income (loss)	95.7	102.3	110.9	180.7	(125.3)
Net income	$ 358.2	$ 375.0	$ 398.5	$ 480.7	$ 175.6

(Continued on next page)

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Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q15	2Q15	3Q15	4Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7	$ 2,924.9	$ 3,011.6
Net operating loss carryforwards	793.3	769.5	735.7	724.1
Accumulated other comprehensive income	934.2	605.0	510.4	402.8
Common shareholders' equity	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5

	1Q16	2Q16	3Q16	4Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,975.3	$ 3,010.1	$ 3,010.1	$ 3,209.5
Net operating loss carryforwards	710.8	668.3	628.2	655.0
Accumulated other comprehensive income	540.5	777.8	855.5	622.4
Common shareholders' equity	$ 4,226.6	$ 4,456.2	$ 4,493.8	$ 4,486.9

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,236.6	$ 3,263.2	$ 3,335.0	$ 3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1 (a)
Common shareholders' equity	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5

(a) Accumulated other comprehensive income at December 31, 2017, is increased by $205.4 million to remove the stranded tax effects related to tax reform.

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CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 37 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders‟ equity, is as follows (dollars in millions): 4Q16 1Q17 2Q17 3Q17 4Q17 C solidat d capital, excluding accumulated other comprehensive i co (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,026.5$ 3,083.9$ 3,148.2$ 3,220.5$ 3,263.2$ Net operating loss carryforwards 674.2 656.8 642.2 634.4 601.9 Accumulated other comprehensive income 671.6 722.7 760.9 785.3 868.7 Common shareholders' equity 4,372.3$ 4,463.4$ 4,551.3$ 4,640.2$ 4,733.8$ Trailing Four Quarter Average

CNO Financial Group | Fourth Quarter 2017 Earnings | February 14, 2018 38 Information Related to Certain Non-GAAP Financial Measures 4Q16 1Q17 2Q17 3Q17 4Q17 Corporate notes payable 912.9$ 913.4$ 913.9$ 914.4$ 914.6$ Total shareholders' equity 4,486.9 4,606.8 4,779.3 4,881.7 4,847.5 Total capital 5,399.8$ 5,520.2$ 5,693.2$ 5,796.1$ 5,762.1$ Corporate debt to capital 16.9% 16.5% 16.1% 15.8% 15.9% Corporate notes payable 912.9$ 913.4$ 913.9$ 914.4$ 914.6$ Total shareholders' equity 4,486.9 4,606.8 4,779.3 4,881.7 4,847.5 Less accumulated other comprehensive income (622.4) (729.6) (894.5) (933.6) (1,212.1) (a) Total capital 4,777.4$ 4,790.6$ 4,798.7$ 4,862.5$ 4,550.0$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 19.1% 19.1% 19.0% 18.8% 20.1% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, the value of capital used to calculate this non-GAAP measure at December 31, 2017 is reduced by the $205.4 million impact recorded in retained earnings in the fourth quarter of 2017 from the remeasurement of deferred tax liabilities originally recorded in accumulated other comprehensive income. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income. A reconciliation of these ratios is as follows (dollars in millions): (a) Accumulated other comprehensive income at December 31, 2017, is increased by $205.4 million to remove the stranded tax effects related to tax reform.